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                                                                    EXHIBIT 10.2


                 AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                         OF JOHN Q. HAMMONS HOTELS, L.P.

                                  BY AND AMONG

                          JOHN Q. HAMMONS HOTELS, INC.,

           REVOCABLE TRUST OF JOHN Q. HAMMONS DATED DECEMBER 28, 1989

                            AS AMENDED AND RESTATED,

                                  HAMMONS, INC.

                                       AND

                                  J.Q.H., INC.

                       Dated as of [__________] [__], 2005

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            Amendment No. 4 to Second Amended and Restated Agreement
             of Limited Partnership of John Q. Hammons Hotels, L.P.

      This Amendment No. 4, dated as of __________ __, 2005 (this "Amendment") to the Second Amended and Restated Agreement of Limited Partnership of John Q. Hammons Hotels, L.P., dated as of November 23, 1994 (the "Partnership Agreement") between John Q. Hammons Hotels, Inc., a Delaware corporation, as general partner (the "General Partner"), John Q. Hammons, Trustee of the Revocable Trust of John Q. Hammons dated December 28, 1989, as Amended and Restated, Hammons, Inc., a Missouri corporation, and J.Q.H., Inc., a Missouri corporation, as limited partners (the "Limited Partners"), as previously amended by Amendment No. 1 dated February 24, 1995, Amendment No. 2 dated October 12, 1995, and Amendment No. 3 dated May 17, 2002. All defined terms used herein without definition shall have the meanings assigned to such terms in the Partnership Agreement.

                                   WITNESSETH

      WHEREAS, the General Partner and Limited Partners are parties to the Partnership Agreement;

      WHEREAS, the Partnership will be entitled to Federal income tax deductions for amounts paid pursuant to Section 2.6 of the Merger Agreement of Merger Sub and John Q. Hammons Hotels, Inc., and related to the granting of bonuses equal to option spreads on the stock of the General Partner owned by the employees and former employees of the Partnership and its subsidiaries (the "Option Expense") equal to or greater than the amount described in Section 1(b) below;

      WHEREAS, the parties hereto desire to amend the Partnership Agreement to provide for the allocation of Federal income tax deduction for the Option Expense of the Partnership equitably; and

      WHEREAS, the General Partner and Limited Partners have determined that it is in their mutual interests to amend the Partnership Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements and understanding hereinafter set forth, the parties agree as follows:

      1. Amendment to the Partnership Agreement. The Partnership Agreement is, effective as of the date hereof, hereby amended as follows:

            (a) Definitions.

                  (i) "Annual Cap" means, with respect to any Partnership Year, an amount equal to $25 million less any reimbursements made in any such year pursuant to Section 7.4(b).

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                  (ii) "Chateau Amount" means the quotient of (i) the excess of
            $2 million over the total expenditures on the Chateau on the Lake by the Partnership and its subsidiaries on or before the Closing, divided by (ii) .389.

                  (iii) "Public Share" means the quotient of (i) the sum of the
            Chateau Amount and $8,809,769, divided by (ii) .754.

            (b) Allocation of Deduction for Portion of Option Expense. Notwithstanding any other provision of the Partnership Agreement, the Partnership's Option Expense to the extent of their Public Share shall be allocated as follows:

John Q Hammons, Trustee of the Revocable
      Trust of John Q. Hammons dated
      December 28, 1989, as Amended and Restated      68.6%
Hammons, Inc.                                          6.8%
General Partner                                       24.6%

            (c) Deduction of Remaining Option Expense. The excess of the Option Expense over the amount allocated under Section 1.(a) shall be allocated to the General Partner.

            (d) Interim Closing of the Books. The Partnership shall compute its income for the calendar year 2005 on the basis of an interim closing of the books on the date hereof. The Partnership's Net Income or Net Loss (or other items of income, gain, deductions or losses) for the periods beginning after the date hereof and ending on the date hereof shall not take into account any of the Option Expense.

      2. Reimbursement Obligation. In accordance with Section 7.4.B of the Partnership Agreement and subject to the terms of the Indenture, the Partnership shall reimburse the General Partner or any successor General Partner for an amount equal to the aggregate amount of bonuses paid by the General Partner (or any predecessor General Partner), pursuant to Section 2.6 of the Merger Agreement between Merger Sub and John Q. Hammons, Inc., to the holders of the options to purchase shares of common stock of John Q. Hammons Hotels, Inc. issued under, and in accordance with the John Q. Hammons Hotels, Inc. 1994 Employee Stock Option Plan, as amended and the John Q. Hammons Hotels, Inc. 1999 Non-Employee Director Stock and Stock Option Plan for services rendered, so long as such reimbursement does not exceed the Annual Cap. Such amount is included within the definition of Option Expense, and shall also be characterized as expenses of the Partnership incurred on its behalf.

      3. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Amendment.

      4. Descriptive Headings. The descriptive headings of this Amendment are inserted for convenience only and do not constitute part of this Amendment.

                             Signature Page Follows

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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

                                          GENERAL PARTNER:

                                          JOHN Q. HAMMONS HOTELS, INC.

                                          By:____________________________
                                          Name: John Q. Hammons
                                          Title: Chairman and CEO

                                          LIMITED PARTNERS:

                                          JOHN Q. HAMMONS TRUSTEE OF THE
                                          REVOCABLE TRUST OF JOHN Q. HAMMONS
                                          DATED DECEMBER 28, 19898 AS AMENDED
                                          AND RESTATED

                                          By:____________________________
                                          Name: John Q. Hammons
                                          Title: Trustee

                                          HAMMONS, INC.

                                          By:____________________________
                                          Name: John Q. Hammons
                                          Title: President

                                          J.Q.H., INC.

                                          By:____________________________
                                          Name: John Q. Hammons
                                          Title: President

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